 Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of SSGI, Inc., a Florida corporation (the “Company”), for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), each of Larry M. Glasscock, Jr., Chief Executive Officer of the Company, and Rodger Rees, Chief Financial Officer of the Company, hereby certifies, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Larry M. Glasscock, Jr.
Larry M. Glasscock, Jr. Chief Executive Officer May 24, 2010

/s/ Rodger Rees
Roger Rees Chief Financial Officer May 24, 2010